Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

These following unaudited pro forma condensed combined consolidated financial statements of Inergy Midstream, L.P. (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the combined partnership’s condensed consolidated financial position or results of operations actually would have been had the merger (the “merger”) between Inergy Midstream, L.P. (“Inergy Midstream”), Intrepid Merger Sub, LLC and Crestwood Midstream Partners LP (“Crestwood”) been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined partnership. Future results may vary significantly from the results reflected because of various factors.

The following unaudited pro forma financial statements give effect to the merger as if the merger was already consummated. The historical financial statements have been adjusted in the pro forma financial statements to give effects to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined partnership. The unaudited pro forma condensed combined consolidated statements of operations does not reflect any non-recurring charges directly related to the merger that the combined partnership may incur upon completion of the merger.

The pro forma financial statements were derived from and should be read in conjunction with the historical financial statements of Inergy Midstream and Crestwood filed with the Securities and Exchange Commission.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2013 reflects the merger as if it occurred on March 31, 2013 and the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 reflect the merger as if it occurred on January 1, 2012. The pro forma financial statements reflect the following:

•

The conversion of each Crestwood common unit issued and outstanding as of the effective time (i) owned by Crestwood unitholders other than Crestwood Holdings LLC (“Crestwood Holdings”), Crestwood Gas Services GP LLC and Crestwood Gas Services Holdings LLC (collectively, the “Crestwood Affiliated Entities”) into the right to receive $1.03 in cash and 1.0700 Inergy Midstream common units and (ii) owned by the Crestwood Affiliated Entities into the right to receive only 1.0700 Inergy Midstream common units;

•

Inergy Midstream pays all cash consideration with respect to the merger consideration payable at the effective time other than approximately $10.4 million, which amount is to be funded by Crestwood Holdings;

•	Payment of certain estimated non-recurring fees associated with known contractual severance payments for certain identified employees that will be involuntarily terminated at the effective time;

•	Payment of certain estimated non-recurring contractual financing and professional fees; and

•	Payment of non-recurring fees associated with entering into a new revolving credit facility. The facility is expected to have an aggregate borrowing capacity of $1 billion.

The pro forma financial statements do not include any amounts for non-contractual costs expected to be incurred related to legal, accounting and other fees related to the merger which are currently estimated to range from $6 million to $9 million.

Descriptions of the foregoing adjustments are presented in the notes to the pro forma financial statements provided below. The fiscal year end for the pro forma financial statements is December 31, based upon the expectation that Inergy Midstream will file a Form 8-K within four days of the effective time of the merger declaring its intent to change its fiscal year from September 30 to December 31.

The merger will be accounted for as a reverse acquisition of Inergy Midstream under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805—Business Combinations. The accounting for a reverse merger results in the legal acquiree (Crestwood) being the acquiror for accounting purposes. Therefore, Inergy Midstream will account for the merger as if Crestwood acquired Inergy Midstream. The assets and liabilities of Inergy Midstream will be reflected at fair value on the balance sheet of the combined partnership. A final determination of the purchase accounting adjustments, including the allocation of fair value to the Inergy Midstream assets and liabilities, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing such pro forma financial statements. The pro forma financial statements do not purport to present Inergy Midstream’s financial position or the results of operations had the merger transactions actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the merger, are based on assumptions that Inergy Midstream believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Inergy Midstream’s financial position or results of operations for any future date or period.

INERGY MIDSTREAM, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2013

(in millions)

	Historical		Pro Forma Adjustments		Inergy Midstream Pro Forma
	Crestwood	Inergy Midstream
Assets
Current assets:
Cash and cash equivalents	$—	$0.3	$(69.8)	(b)	$—
			(4.6)	(c)
			74.1	(d)
Accounts receivable	24.3	25.5	—		49.8
Accounts receivable—related party	23.6	—	—		23.6
Insurance receivable	3.0	—	—		3.0
Inventories	—	5.7	—		5.7
Prepaid expenses and other current assets	1.3	9.4	—		10.7

Total current assets	52.2	40.9	(0.3)		92.8

Property, plant and equipment, net	950.9	979.9	—		1,930.8
Intangible assets, net	495.9	187.4	8.1	(a)	691.4
Goodwill	95.0	259.4	3,087.0	(a)	3,441.4
Other assets	22.8	2.9	—		25.7

Total assets	$1,616.8	$1,470.5	$3,094.8		$6,182.1

Liabilities and partners’ capital
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$37.8	$17.9	$—		$55.7
Accounts payable—related party	3.6	—	—		3.6
Accrued additions to property, plant and equipment	7.6	8.5	—		16.1
Capital leases	3.8	—	—		3.8
Deferred revenue	2.4	—	—		2.4
Current portion of long-term debt	—	0.9	—		0.9

Total current liabilities	55.2	27.3	—		82.5

Long-term debt, less current portion	727.6	711.0	22.5	(a)	1,535.2
			74.1	(d)
Long-term capital leases	2.3	—	—		2.3
Asset retirement obligations	14.2	—	—		14.2
Other long-term liabilities	—	0.8	—		0.8

Partners’ capital	817.5	731.4	3,072.6	(a)	4,547.1
			(69.8)	(b)
			(4.6)	(c)

Total partners’ capital	817.5	731.4	2,998.2		4,547.1

Total liabilities and partners’ capital	$1,616.8	$1,470.5	$3,094.8		$6,182.1

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

INERGY MIDSTREAM, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in millions, except unit and per unit data)

	Historical		Rangeland Acquisition (e)	Inergy Midstream Pro Forma (1)	Pro Forma Adjustments		Inergy Midstream, As Further Adjusted
	Crestwood	Inergy Midstream (1)
Operating revenues	$239.5	$189.8	$3.4	$193.2	$—		$432.7

Depreciation, amortization, and accretion expense	51.9	50.5	35.3	85.8	(4.8)	(f)	132.9
Other operating expenses	111.7	71.8	5.1	76.9	—		188.6

Operating income (loss)	75.9	67.5	(37.0)	30.5	4.8		111.2
Interest and debt expense	35.8	1.8	24.6	26.4	4.0	(g)	66.2
Other income	—	—	0.1	0.1	—		0.1

Income (loss) before income taxes	40.1	65.7	(61.5)	4.2	0.8		45.1
Provision for income taxes	1.2	—	—	—	—		1.2

Net income (loss)	38.9	65.7	(61.5)	4.2	0.8		43.9

Less: net income prior to initial public offering of Inergy Midstream, L.P.	—	12.9	—	12.9	—		12.9
Less: net income earned by US Salt, LLC prior to acquisition	—	7.8	—	7.8	—		7.8

Net income (loss) available to partners	$38.9	$45.0	$(61.5)	$(16.5)	$0.8		$23.2

Partners’ interest information:
General partner interest in net income	$22.2	$1.9	$—	$1.9	$—		$24.1

Total limited partners’ interest in net income (loss)	$16.7	$43.1	$(61.5)	$(18.4)	$0.8		$(0.9)

Net income (loss) per limited partner unit:
Basic	$0.37	$0.58		$(0.21)			$(0.01)

Diluted	$0.37	$0.58		$(0.21)			$(0.01)

Weighted average limited partners’ units outstanding (in thousands):
Basic	45,223	74,768	10,714	85,482	64,596	(h)	150,078

Diluted	45,420	74,768	10,714	85,482	64,596	(h)	150,078

Distributions declared per limited partner unit	$2.02	$1.18					$1.22 (j)

(1)	Inergy Midstream financial information is for the year ended September 30, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

INERGY MIDSTREAM, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(in millions, except unit and per unit data)

	Historical
	Crestwood	Inergy Midstream		Pro Forma Adjustments		Inergy Midstream Pro Forma
Operating revenues	$72.4	$63.8		$—		$136.2
Depreciation, amortization, and accretion expense	17.4	25.9		(2.7)	(f)	40.6
Other operating expenses	34.3	26.1		—		60.4

Operating income	20.7	11.8		2.7		35.2
Interest and debt expense	11.4	8.6		1.1	(g)	21.1

Income before income taxes	9.3	3.2		1.6		14.1
Provision for income taxes	0.3	—		—		0.3

Net income	$9.0	$3.2		$1.6		$13.8

Partners’ interest information:
General partner interest in net income	$5.2	$2.2		$—		$7.4

Total limited partners’ interest in net income	$3.8	$1.0		$1.6		$6.4

Net income per limited partner unit:
Basic	$0.07	$0.01				$0.04

Diluted	$0.07	$0.01				$0.04

Weighted average limited partners’ units outstanding (in thousands):
Basic	54,766	85,887		64,596	(h)	150,483

Diluted	55,042	85,887		64,596	(h)	150,483

Distributions declared per limited partner unit	$0.51	$0.40	(i)			$0.43	(j)

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

(a)	Represents pro forma adjustments to reflect the merger under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The merger is accounted for as a reverse merger and the value of the acquired net assets are based on the enterprise value of the accounting acquiree/legal acquiror (Inergy Midstream). The excess of the enterprise value of Inergy Midstream over the preliminary estimated fair value of net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed combined consolidated balance sheet. The preliminary estimates used to prepare the pro forma information presented will be updated after the closing of the merger based upon the final analysis prepared with the assistance of third party valuation advisors.

The following is a preliminary estimate of the enterprise value of Inergy Midstream (in millions, excluding unit and per unit information):

Inergy Midstream common units outstanding	85,943,064
Per unit value	$23.40	(1)
Total value of Inergy Midstream common units outstanding	$2,011.1
Value of Inergy Midstream incentive distribution rights	1,060.6	(2)
Fair value of outstanding debt	734.4
Dilutive effect of Inergy Midstream outstanding restricted units	(2.1)

Total enterprise value of Inergy Midstream	$3,804.0

(1)	Inergy Midstream common unit price as of May 24, 2013. This amount will be updated following the effective time. At a unit price of $23.40 per unit, a 10% change in the unit price would result in a change in the total enterprise value of approximately $201.1 million.
(2)	Based on certain assumptions management of Inergy Midstream believes are reasonable. This amount will be updated after the effective time with the assistance of third party valuation advisors. A 10% change in the valuation of the incentive distribution rights would result in a change in the total enterprise value of approximately $106.1 million.

The preliminary allocation of the aggregate merger consideration is as follows (in millions):

	Historical Net Book Value	Adjustment	Preliminary Fair Value
Current assets	$40.9	$—	$40.9
Property, plant and equipment, net	979.9	—	979.9
Intangible assets, net	187.4	8.1	195.5
Goodwill	259.4	3,087.0	3,346.4
Other assets	2.9	—	2.9
Current liabilities	(27.3)	—	(27.3)
Long-term debt	(711.0)	(22.5)	(733.5)
Other long-term liabilities	(0.8)	—	(0.8)

Total assumed purchase price	$731.4	$3,072.6	$3,804.0

(b)	Reflects a one-time payment of $25 million to Crestwood unitholders other than the Crestwood Affiliated Entities and $44.8 million of costs directly related to the merger.

(c)	Reflects estimated non-recurring fees associated with known contractual severance payments for certain identified employees that will be involuntarily terminated at the effective time. A plan to identify additional employees will likely be completed shortly before the effective time, and, accordingly, additional severance costs are likely; however, the amount of these costs is not known at this time.

(d)	Reflects borrowings from Inergy Midstream’s revolving credit facility to fund the $25 million payable by Inergy Midstream to Crestwood unitholders other than the Crestwood Affiliated Entities, and to fund payments of fees and expenses directly related to the merger.

(e)	Inergy Midstream acquired Rangeland Energy, LLC (“Rangeland”) on December 7, 2012. These amounts have been calculated after applying Inergy Midstream’s accounting policies and adjusting the results of Rangeland to reflect the depreciation and amortization that would have been charged assuming the preliminary fair value adjustments to property, plant and equipment and intangible assets had been made at the beginning of the current period. The purchase price allocation for this acquisition has been prepared on a preliminary basis pending final asset valuation and asset rationalization, and changes are expected when additional information becomes available. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and subject to change. The entities comprising Rangeland were development stage entities (as defined by ASC Topic 915, Development Stage Entities) until commencing principal commercial operations in June 2012.

(f)	Reflects the pro forma adjustment of depreciation and amortization expense as follows (in millions):

	Year Ended December 31, 2012	Three Months Ended March 31, 2013
Eliminate historical depreciation, amortization and accretion expense	$(85.8)	$(25.9)
Pro forma depreciation, amortization and accretion expense	81.0	23.2

Pro forma adjustment to depreciation, amortization and accretion expense	$(4.8)	$(2.7)

The preliminary allocation of the purchase price of Rangeland includes certain customer account intangible assets, the preliminary amortization period of the customer account intangible assets is five years.

(g)	Reflects the pro forma adjustment of interest and debt expense as follows (in millions):

	Year Ended December 31, 2012	Three Months Ended March 31, 2013
Amortization of fair value adjustment to Inergy Midstream’s outstanding senior notes	$2.8	$0.7
Interest on additional borrowings to fund merger consideration and related fees and expenses	1.2	0.4

Pro forma adjustment to interest and debt expense	$4.0	$1.1

The amortization period relative to the fair value adjustment to Inergy Midstream’s senior notes is approximately eight years. The interest rate assumed on the additional borrowings was approximately 2.0% for the twelve months ended December 31, 2012 and the three months ended March 31, 2013. A change of 20 basis points in the assumed rate does not result in a material change to interest and debt expense.

(h)	Reflects the pro forma adjustment of basic and diluted earnings per limited partner unit as follows (in thousands):

	Year Ended December 31, 2012	Three Months Ended March 31, 2013
Basic and diluted weighted average number of Inergy Midstream common units outstanding—as reported	85,482	85,887
Inergy Midstream common units issued as merger consideration (1)	64,596	64,596

Pro forma basic and diluted weighted average number of Inergy Midstream common units outstanding	150,078	150,483

(1)	Calculated based on 60,370,000 common units of Crestwood converted into Inergy Midstream common units at a rate of 1.0700.

(i)	Amount of distribution per limited partner unit has been rounded. Inergy Midstream distributed $0.395 per limited partner unit for the three months ended March 31, 2013.

(j)	Reflects pro forma distributions declared per Inergy Midstream limited partner unit:

	Year Ended December 31, 2012	Three Months Ended March 31, 2013
Distributions declared (in millions) (1)	$182.9	$64.5
Pro forma weighted average limited partner units outstanding (in thousands)	150,078	150,483

Pro forma distributions declared per limited partner unit	$1.22	$0.43

(1)	Represents historical distributions of Crestwood and Inergy Midstream.